UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2020

Leap Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37990	27-4412575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Thorndike Street, Suite B1-1 Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0360 N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each e]xchange on which registered
Common Stock, par value $0.001	LPTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 9, 2020, Leap Therapeutics, Inc. (the “Company”) filed with the Delaware Secretary of State: (i) a Certificate of Elimination of the Series A Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock of the Company (the “Series A Preferred Stock”), and (ii) a Certificate of Elimination of the Series B Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock of the Company (the “Series B Preferred Stock”). No shares of the Series A Preferred Stock or Series B Preferred Stock were outstanding at the time of the filing of the Certificate of Elimination of the Series A Preferred Stock and Certificate of Elimination of the Series B Preferred Stock, respectively.

Further, on September 10, 2020, the Company filed with the Delaware Secretary of State a Fourth Amended and Restated Certificate of Incorporation to reflect the elimination of the Series A Preferred Stock and Series B Preferred Stock described above.

Copies of the Fourth Amended and Restated Certificate of Incorporation and the Certificates of Elimination are attached hereto as Exhibits 3.1-3.3, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
3.1	Certificate of Elimination of the Series A Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock of the Company.
3.2	Certificate of Elimination of the Series B Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock of the Company.
3.3	Fourth Amended and Restated Certificate of Incorporation of Leap Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP THERAPEUTICS, INC.

Dated: September 10, 2020	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Chief Executive Officer and President